UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 22, 2013 (April 16, 2013)

Merge Healthcare Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001–33006	39-1600938
(State of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

200 E. Randolph Street, 24th Floor

Chicago, Illinois 60601-6436

(Address of principal executive offices, including zip code)

(312) 565-6868

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITVE AGREEMENT

Fourth Supplemental Indenture

On April 16, 2013, Merge Healthcare Incorporated (the “Company”), in connection with its previously announced cash tender offer (the “Tender Offer”) and related consent solicitation (“the “Consent Solicitation”) for any and all of its outstanding 11.75% Senior Secured Notes due 2015 (the “Notes”), entered into the Fourth Supplemental Indenture (the “Fourth Supplemental Indenture”) to the Indenture, dated April 28, 2010 (the “Indenture”), among the Company, the Guarantors (as defined therein) and The Bank of New York Mellon Trust Company, N.A., as Trustee and as Collateral Agent governing the Notes.

The Fourth Supplemental Indenture amends the Indenture and the Notes to eliminate substantially all of the restrictive covenants and certain events of default contained in the Indenture, releases all of the collateral securing the Notes, shortens the minimum notice period required for the Company to redeem Notes from thirty days to three business days prior to the redemption date, and modifies certain other related provisions contained in the Indenture. The amendments and release of collateral contained in the Fourth Supplemental Indenture will not become operative until the purchase of validly tendered Notes in accordance with the terms of the Offer to Purchase and Consent Solicitation Statement dated April 2, 2013.

The foregoing description of the Fourth Supplemental Indenture is a summary and is qualified in its entirety by reference to the Fourth Supplemental Indenture, a copy of which is filed as Exhibit 4.1 hereto and is incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit 4.1	Fourth Supplemental Indenture, dated April 16, 2013 among Merge Healthcare Incorporated, the Guarantors (as defined herein) and The Bank of New York Mellon Trust Company, N.A., as Trustee and as Collateral Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERGE HEALTHCARE INCORPORATED
(Registrant)

Date: April 22, 2013	By:	/s/ Ann G. Mayberry-French
	Name:	Ann G. Mayberry-French
	Title:	General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 4.1	Fourth Supplemental Indenture, dated April 16, 2013 among Merge Healthcare Incorporated, the Guarantors (as defined herein) and The Bank of New York Mellon Trust Company, N.A., as Trustee and as Collateral Agent.